EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 21, 2005, relating to the financial statements and financial statement schedule of Mindspeed Technologies, Inc. and management’s report on effectives of internal control over financial reporting appearing in the Annual Report on Form 10-K of Mindspeed Technologies, Inc. for the year ended September 30, 2005.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
March 28, 2006